[LOGO OF JOHN HANCOCK]                                       POLICY DETAILS - VARIABLE LIFE
                                                             [ ]JOHN HANCOCK LIFE
                                                                INSURANCE COMPANY OF NEW
                                                                YORK
                                                             [ ]JOHN HANCOCK LIFE
                                                                INSURANCE COMPANY
Mailing Address:               Courier Address:              (hereinafter referred to as
                                                           The Company)
John Hancock New York          John Hancock New York
New Business Service Center    New Business Service Center
PO Box 4608                    200 Bloor                   .  This form is part of the
Niagara Square Station         Street East                    Application for Life
Buffalo NY 14240-4608          Toronto ON                     Insurance for the Proposed
                               Canada M4W 1E5                 Life Insured(s).
                                                           .  Print and use black ink. Any
                                                              changes must be initialed by
                                                              the Proposed Life Insured(s)
                                                              and/or Owner(s).

PROPOSED LIFE INSURED (LIFE ONE)              PROPOSED LIFE INSURED (LIFE TWO)
Name        First       Middle     Last       Name    First      Middle     Last
            JOHN        M.         DOE

Name(s) of Owner(s)     JOHN M. DOE

PLAN NAME
SINGLE LIFE       [ ]Majestic VUL 98 [X]Majestic Performance [ ]Majestic Variable [ ]Variable Master
                                        VUL                     COLI                 Plan Plus
SURVIVORSHIP LIFE [ ]Majestic VEP 98 [ ]Majestic Performance Survivorship VUL
OTHER

AMOUNT

1.  Base Sum Insured (BSI) or Base Face Amount (BFA) $ 100,000

    Additional Sum Insured (ASI) or Supplemental Face Amount
    (SFA) on Page 2.

PREMIUMS

2.  Frequency: [X] Annual [ ] Semi-Annual [ ] Quarterly   [ ] Monthly -(Automatic Deduction)
               [ ] Other

PREMIUM NOTICES AND CORRESPONDENCE


3.  a)  Send Premium    [X] Owner(s)    [ ] Life One    [ ] Life Two    [ ] Employer's              [ ] Other: Name &
        Notices to:                                                         Address                     Address (details
                                                                                                        below)
                        Name

                        Street No. & Name, Apt No., City, State, Zip code

    b)  Send Correspondence to:    [X] Same as Premium Notices (as above)    [ ] Other: Name & Address
                                                                                 (details below)

                        Name

                        Street No. & Name, Apt No., City, State, Zip code

    c)  SECONDARY ADDRESSEE - You can make the designation below when you or the Life Insured become a senior citizen (age 65 or older). The Company will also mail lapse notices for overdue premiums to any Secondary Addressee you designate. If you want this option, provide the following information.

        Owner -         mmm             dd              yyyy            Name of Secondary Addressee
        Date of Birth

                                                                        Street No. & Name, Apt No.

                                                                        City                        State           Zip Code
VARIABLE LIFE - SINGLE LIFE

4.  a)  Life Insurance Qualification Test

        [X] Guideline Premium Test. Under this test, the sum of premiums paid into the policy may not at any time exceed the greater of (a) the Guideline Single premium, or (b) the sum of the Guideline Level
            Premiums to such date.

        [ ] Cash Value Accumulation Test. Under this test, the Policy Value may not any time exceed the net single premium. The net single premium is the one payment that would be needed on a specific date to provide the Death Benefit under the policy.

        NOTE: ELECTED TEST CANNOT BE CHANGED AFTER THE POLICY IS ISSUED. YOU MAY REQUEST AN ILLUSTRATION ON
        BOTH TESTS BEFORE MAKING YOUR ELECTION.

    b)  Death Benefit
        Option          [X] Option A/Option 1 (Face Amount)

                        [ ] Option B/Option 2 (Face Amount plus Account/Policy Value)

                        [ ] Option M (Available on Majestic VUL 98 and Majestic VEP 98 if CVAT chosen)
                            with calculation beginning in policy year

 (C) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
 NB5008NY (12/2006) (M)            Page 1 of 5            M Proprietary Variable
                                                               Majestic Products

ADDITIONAL SUM INSURED (ASI), SUPPLEMENTAL FACE AMOUNT (SFA) AND PREMIUM
SCHEDULES

5. [ ] Additional Sum Insured(ASI)/   6. [ ] Planned Premium
      Supplemental Face Amount(SFA)
      Check only one option below.       a) [ ] $       annually for    year(s)

  a) [ ] ASI/SFA of $                       [ ] Annual Increase of      %
     [ ] For Life of Policy                 [ ] Additional first year Planned
                                                Premium $
     [ ] With Face Amount (TSI/TFA) of $       increasing by
              % or $       Per Year for
                                         b) [ ] Customized Schedule
                                                List by policy year(s).

    [ ] Life of Policy or                                 POLICY YEAR(S)            PLANNED PREMIUM AMOUNT

  b) [ ] CustomizedLevel or Increasing Schedule                 to                       $        (1)
         Listby policy year or years. ASI/SFA                   to                       $        (2)
         amountmay not decrease.                                to                       $        (3)
  POLICY YEAR(S)          ASI/SFA AMOUNT                        to                       $        (4)
        to                 $        (1)                         to                       $        (5)
        to                 $        (2)                         to                       $        (6)
        to                 $        (3)                         to                       $        (7)
        to                 $        (4)                         to                       $        (8)
        to                 $        (5)                         to                       $        (9)
        to                 $        (6)                         to                       $       (10)
        to                 $        (7)             (If more space is required, complete and attach form
        to                 $        (8)                                  NB5064NY.)
        to                 $        (9)
        to                 $       (10)
  (If more space is required, complete and
    attach form NB5064NY.)

MAJESTIC VUL 98, MAJESTIC VARIABLE COLI, VARIABLE MASTERPLAN PLUS, MAJESTIC VEP
98

7. [ ] Living Care Benefit (for terminal illness, only available on Majestic VUL 98)
     [ ] Enhanced Cash Value Rider
     [ ] Premium Cost Recovery for  [ ] Life of Policy  [ ] Policy Years
     [ ] Age 100 Waiver of Charges Rider (Not available on MVCOLI or VMPP)
     [ ] Policy Split Option Rider (Only available on Majestic VEP 98)
     [ ] Continuation of Guaranteed Minimum Death Benefit Option after 10th
         Policy Year (Only available with Option A)
     [ ] Other

MAJESTIC PERFORMANCE VUL

8.   [ ] Enhanced Surrender Value Rider      [ ] LifeCare Benefit Rider (Please
                                                 complete form NB5018NY.)
                                                 Accelerated Death Benefit must
                                                 also be selected and NB3518NY
                                                 must also be completed. The
                                                 Accelerated Death Benefit
                                                 Disclosure must be provided to
                                                 the Owner.

     [ ] Extended No Lapse Guarantee         [ ] Accelerated Benefit Rider
         (beyond Basic Period)
        [ ] To Age    [ ] Period             [ ] I have received the
                                                 Accelerated Death Benefit
                                                 Disclosure and understand that
                                                 the values shown are generic
                                                 and will differ from my actual
                                                 coverage.
     [ ] Return of Premium Death Benefit
         (with DB Option 1 only)
        Increase Rate  Yes[ ]    %  [ ]  No    [ ] Other

        Percentage of Premiums to be returned at death      %
        (Whole numbers only. Maximum 100%)

MAJESTIC PERFORMANCE SURVIVORSHIP VUL

9.   [ ] Enhanced Cash Value Rider
     [ ] Premium Cost Recovery for  [ ] Life of Policy  [ ] Policy Years
     [ ] Survivorship Four Year Level Term Rider
     [ ] Policy Split Option Rider
     [ ] Other

(C) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5008NY (12/2006) (M)            Page 2 of 5            M Proprietary Variable
                                                              Majestic Products

ADDITIONAL INFORMATION - THESE QUESTIONS APPLY TO THE OWNER(S) OF THE POLICY. ALL
QUESTIONS MUST BE ANSWERED.

10.a) If an additional or optional policy is being applied for in a separate application, state plan and amount.
Plan name                                                     $

   b) Do you understand that you may need to pay premiums in addition to Planned Premium if the current policy charges or actual investment performance are different from the assumptions used in your Illustration (assuming the requirements of any
      applicable guaranteed death benefit feature have not been
      satisfied)?                                                        [X] Yes [ ] No

11.Have you received a current prospectus (and any supplements) for the applicable policy?
           [X] Yes  [ ] No

     If YES, date of             mmm     dd   yyyy   Date of supplement(s)       mmm     dd   yyyy
     prospectus(es)
                                 MAY     01   2006
     Date of John Hancock        mmm     dd   yyyy   Date of supplement          mmm     dd   yyyy
     Trust prospectus
     (if applicable)

12.With the above in mind, does the policy meet your insurance
   objectives and your anticipated financial needs?                     [ ] Yes  [ ] No

INVESTOR SUITABILITY STATEMENTS

13.I UNDERSTAND THAT UNDER THE APPLIED FOR POLICY:

   (A) THE AMOUNT OF THE INSURANCE BENEFITS, OR THE DURATION OF THE INSURANCE
       COVERAGE, OR BOTH, MAY BE VARIABLE OR FIXED.

   (B) THE AMOUNT OF THE INSURANCE BENEFITS, THE DURATION OF THE INSURANCE
       COVERAGE, AND THE POLICY/ACCOUNT VALUE, MAY INCREASE OR DECREASE
       DEPENDING ON THE INVESTMENT EXPERIENCE OF THE CHOSEN INVESTMENT ACCOUNTS
       AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. ILLUSTRATIONS OF BENEFITS,
       INCLUDING DEATH BENEFITS, POLICY/ACCOUNT VALUES AND CASH SURRENDER VALUES
       ARE AVAILABLE ON REQUEST.

   (C) THE ENTIRE INVESTMENT COULD BE LOST BECAUSE OF THE PERFORMANCE OF THE
       INVESTMENT FUND AND IN THE ABSENCE OF ADDITIONAL PREMIUM PAYMENT, THE
       INSURANCE COVERAGE COULD LAPSE.

ASSET ACCOUNT BALANCER SERVICE (MAJESTIC PERFORMANCE VUL ONLY)

14.This service will automatically move amounts among your specified Investment
   Accounts on a semi-annual basis beginning six months after your policy date to maintain your chosen percentages in each account. The Asset Allocation Balancer
   Service will only move amounts among the Investment Accounts selected; it will not move amounts to or from the Fixed Account. TO ELECT THIS SERVICE, PLEASE
   CHECK BOX A OR B BELOW AND PROVIDE DETAILS AS REQUIRED.

   A [ ] Rebalancebased on the percentages selected in the Investment Allocation of Net Premiums section of this form without regard to any amounts allocated to the Fixed Account.

   B [ ] Rebalance based on the percentages listed below.

INVESTMENT ACCOUNT   PERCENTAGE  INVESTMENT ACCOUNT      PERCENTAGE   INVESTMENT ACCOUNT  PERCENTAGE

                              %                                   %                       %

                              %                                   %                       %

                              %                                   %                       %

DOLLAR COST AVERAGING PROGRAM (MAJESTIC PERFORMANCE VUL ONLY)

15.Under this program we will automatically transfer amounts each month from one Investment Account to one or more of the other
   Investment Accounts or the Fixed Account. You must select one
   Investment Account to Dollar Cost Average from. (We suggest a fund that attempts to maintain a relatively stable value such as the Money Market Trust or the U.S. Government Securities Trust.*)
   TO ELECT THIS PROGRAM, PLEASE CHECK BOX A, B OR C BELOW AND
   PROVIDE DETAILS AS REQUIRED.

   FROM: A [ ]Money Market   B [ ] U.S. Government Securities   C [
]Other

   You must also indicate the Investment Account(s) and amount(s) to Dollar Cost average.

    INVESTMENT            INVESTMENT                 INVESTMENT
TO:    ACCOUNT PERCENTAGE    ACCOUNT     PERCENTAGE     ACCOUNT PERCENTAGE

             %                                    %             %

             %                                    %             %

             %                                    %             %

Dollar Cost Averaging does not assure a profit and does not protect against loss in declining markets. Since the plan involves continuous investments in securities regardless of fluctuating price levels of such securities, you should consider your ability to continue such purchases throughout periods of low price levels before signing up for this program.

--------
*  Values in the U.S. Government Securities Trust or Money Market
   Trust are not insured or guaranteed by the Federal Deposit
   Insurance Corporation or any other government agency. Although the Money Market Trust seeks to preserve the value of your investment at $10.00 per share, it is possible to lose money by investing in the fund.


(C) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5008NY (12/2006) (M)           Page 3 of 5            M Proprietary Variable
                                                             Majestic Products

16.INVESTMENT ALLOCATION OF NET PREMIUMS - ALLOCATION MUST BE WHOLE NUMBERS.
   TOTAL MUST BE 100%.

MAJESTIC VUL 98, MAJESTIC PERFORMANCE VUL, MAJESTIC VARIABLE COLI, VARIABLE MASTERPLAN PLUS, MAJESTIC VEP98, MAJESTIC PERFORMANCE SURVIVORSHIP VUL

AGGRESSIVE GROWTH PORTFOLIOS            GROWTH PORTFOLIOS                        GROWTH & INCOME PORTFOLIOS

    %  Science & Technology                 %  Quantitative Mid Cap                  %  Growth & Income
    %  Pacific Rim                          %  Mid Cap Index                         %  500 Index B
    %  Health Sciences                      %  Global                                %  Fundamental Value
    %  Emerging Growth                      %  Capital Appreciation                  %  U.S. Core
    %  Small Cap Growth                     %  American Growth                       %  Large Cap
    %  Emerging Small Company               %  U.S. Global Leaders Growth            %  Quantitative Value
    %  Small Cap                            %  Quantitative All Cap                  %  American Growth - Income
    %  Small Cap Index                      %  All Cap Core                          %  Equity - Income
    %  Dynamic Growth                       %  Total Stock Market Index              %  American Blue Chip Income & Growth
    %  Mid Cap Stock                        %  Blue Chip Growth                  25  %  Income & Value
    %  Natural Resources                    %  U.S. Large Cap                        %  Managed
    %  All Cap Growth                       %  Core Equity                           %  PIMCO VIT All Asset
    %  Strategic Opportunities              %  Large Cap Value                       %  Global Allocation
    %  Financial Services                   %  Classic Value
    %  International Opportunities          %  Utilities                         INCOME PORTFOLIOS

    %  International Small Cap              %  Real Estate Securities                %  High Yield
    %  International Equity Index B         %  Small Cap Opportunities               %  U.S. High Yield Bond
    %  Overseas Equity                      %  Small Cap Value                       %  Strategic Bond
    %  American International               %  Small Company Value                   %  Strategic Income
    %  International Value                  %  Special Value                         %  Global Bond
    %  International Core                   %  Mid Value                         25  %  Investment Quality Bond
                                            %  Mid Cap Value                         %  Total Return
                                            %  Value                                 %  American Bond
                                            %  All Cap Value                         %  Real Return Bond
25  %  FIXED ACCOUNT *                                                               %  Bond Index B
NOTE: Liquidity restrictions apply                                                   %  Core Bond
      when allocating funds to                                                       %  Active Bond
      the Fixed Account.                                                             %  U.S. Government Securities
                                                                                     %  Short Term Bond

                                        M FUNDS                                  CONSERVATIVE PORTFOLIO

                                            %  Brandes International Equity      25 %  Money Market B *
                                            %  Turner Core Growth
                                            %  Frontier Capital Appreciation     LIFESTYLE PORTFOLIOS

                                            %  Business Opportunity Value            %  Lifestyle Aggressive *
                                                                                     %  Lifestyle Growth *
                                        OTHER PORTFOLIO                              %  Lifestyle Balanced *
                                            %                                        %  Lifestyle Moderate *
                                                                                     %  Lifestyle Conservative *
* THESE ARE THE ONLY INVESTMENT
  OPTIONS AVAILABLE WHEN THE ENLG                                                ASSET ALLOCATION MODELS
  RIDER IS SELECTED ON MAJESTIC                                                  (Only available on MPVUL with ENLG Rider)
  PERFORMANCE VUL.                                                                   %  Fundamental Value of America *
                                                                                     %  Value Strategy *
                                                                                     %  Growth Blend *
                                                                                     %  Global Balanced *
                                                                                     %  Blue Chip Balanced *
                                                                                 NOTE:Only one Asset Allocation Model can be
                                                                                      selected (allocation must be 100%).

(C) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5008NY (12/2006) (M)          Page 4 of 5            M Proprietary Variable
                                                            Majestic Products

ALLOCATION OF MONTHLY CHARGES

17. Please deduct the monthly charges from the following accounts (except Mortality and Expense Risk/Asset based Risk charges).

   Account No.                                                %          [ ]Check box and attach sheet with
                                                                            additional information, if
                                                                            necessary.

                                                              %
OWNER(S)SIGNATURE(S)

Signed at   City                             State            This       Day of                          Year

Signature of
Witness/Registered Representative (as Witness)                           Signature of Owner

x                                                                        x

                                                                         Signature of
                                                                         Owner

                                                                         x

AGENT/REGISTERED REPRESENTATIVE CERTIFICATION - ALL AGENTS/REGISTERED REPRESENTATIVES SHARING
COMMISSIONS MUST SIGN THIS FORM.

I CERTIFY THAT A CURRENT PROSPECTUS (AND ANY SUPPLEMENT) FOR THE POLICY APPLIED FOR HAS BEEN
GIVEN TO THE PROPOSED LIFE INSURED(S), AND TO THE OWNER(S) IF OTHER THAN THE PROPOSED LIFE
INSURED(S).

Signature of Agent/Registered Representative                             Place and Date

x

Signature of Agent/Registered Representative                             Place and Date

x

Signature of Agent/Registered Representative                             Place and Date

x

Signature of Agent/Registered Representative                             Place and Date

x

Signature of Agent/Registered Representative                             Place and Date

x

 (C) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
 NB5008NY (12/2006) (M)            Page 5 of 5            M Proprietary Variable
                                                               Majestic Products